                                                                    EXHIBIT 10.5


                             FACILITIES AGREEMENT
                             --------------------


     FACILITIES AGREEMENT, dated June 29, 1993 (this "Agreement"), by and between Milwaukee Land Company ("MLC"), a Delaware corporation and a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and Heartland Partners, L.P., a Delaware limited partnership ("Heartland").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, MLC is presently the general partner of Heartland; and

     WHEREAS, as of the date hereof, all of the outstanding shares of the common stock, par value $0.30 per share, of MLC (the "MLC Common Stock") are owned by Chicago Milwaukee Corporation ("CMC"), a Delaware corporation and a closed-end management investment company registered under the 1940 Act; and

     WHEREAS, prior to the date hereof, Heartland has made available to MLC, for no fee, a portion of Heartland's office space, facilities and equipment as well as administrative personnel and certain other miscellaneous services; and

     WHEREAS, on the date hereof, in connection with the pending conversion of CMC from a closed-end management investment company to an open-end management investment company, CMC intends to distribute to the holders of its common stock, on a pro rata basis and without consideration, all of the outstanding shares of MLC Common Stock (the "Distribution"); and
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     WHEREAS, following the Distribution, MLC will operate as an independent, publicly-held company; and

     WHEREAS, the parties wish to enter into an agreement whereby Heartland would make available to MLC certain office space, facilities and equipment as well as administrative personnel and certain other miscellaneous services;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

     Section 1. Provision of Office Space and Facilities.

     (a) During the Term (as defined in Section 3 hereof), Heartland shall make available to MLC for office use a portion of its current office space located at 547 W. Jackson Blvd., Chicago, Illinois, as more specifically set forth on
Schedule I hereto (the "Office Space"). Heartland shall also make available to MLC for its use during the Term the facilities and equipment which MLC has made use of prior to the date hereof, including the office facilities and equipment listed on Schedule I hereto, and other office facilities and equipment as Heartland may acquire in the future which Heartland and MLC agree shall be subject to the terms of this Agreement (the "Office Equipment").

     (b) During the Term, Heartland shall make available to MLC administrative personnel to perform substantially the same functions as such personnel have performed on behalf of MLC prior to the date hereof (the "Administrative Personnel"), as more specifically set forth on Schedule II hereto. Heartland shall also make available to MLC during the Term the miscellaneous services performed by

                                       2
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Heartland personnel and third parties on behalf of MLC prior to the date hereof, including the services listed on Schedule II hereto, and such other services as Heartland and MLC agree in the future shall be subject to the terms of this Agreement (the "Other Services" and collectively with the Office Space, the Office Equipment and the Administrative Personnel, the "Facilities").

     (c) Nothing contained in this Section 1 shall be deemed to obligate Heartland to maintain its current office space, office facilities and equipment, administrative or other personnel or the parties currently performed on its behalf by third parties.

     Section 2. Reimbursement.

     (a) MLC agrees to reimburse Heartland for the cost of all Facilities provided by Heartland to MLC during the Term, on a monthly basis.

     (b) The reimbursement of Heartland's costs to be paid by MLC to Heartland hereunder shall be payable by check within five (5) business days after the last day of each calendar month during the Term, commencing with the last day of the first full calendar month immediately succeeding the date hereof (which first payment shall be in respect of the period of time commencing on the date hereof and ending on the last day of the first full calendar month immediately succeeding the date hereof). The portion of the monthly reimbursement due and owing hereunder with respect to any period of time not constituting a full calendar month shall be calculated based on the actual number of days elapsed in a period of thirty (30) days. Upon request, Heartland

                                       3
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shall furnish MLC with records supporting the accuracy of the costs for which
Heartland requests reimbursement hereunder.

     Section 3.  Effective Date.

     (a) This Agreement shall become effective on the date hereof and shall continue in full force and effect until terminated pursuant to the provisions of sub section (b) of this Section 3 (the actual term of this Agreement being herein referred to as the "Term").

     (b) This Agreement may be terminated by either party upon one hundred and eighty (180) days written notice to the other party.

     Section 4. Notices. Any notices, demands or other communications required or permitted hereunder shall be in writing and shall be deemed given when personally delivered. Notices shall be addressed as follows:

     If to Heartland:

               CMC HEARTLAND PARTNERS
               547 W. Jackson Blvd.
               Chicago, Il.  60661
               Attn:  Leon F. Fiorentino, Secretary

     If to MLC:

               MILWAUKEE LAND COMPANY
               547 W. Jackson Blvd.
               Chicago, Il.  60661
               Attn:  Leon F. Fiorentino, Secretary

Any party may change the address to which notices to it shall be sent by giving written notice of such change in conformity with the foregoing.

                                       4
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     Section 5.  Miscellaneous.

     (a) This Agreement may be amended or waived only by a written instrument signed by each party hereto.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns; provided, however, that this Agreement may not be assigned without the prior written consent of the other party, which consent may not be arbitrarily withheld.

     (c) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to the provisions, policies or principles thereof respecting conflict or choice of law.

     (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same agreement.

     (e) This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter contained herein. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       CMC HEARTLAND PARTNERS


                                       By:  /s/ Edwin Jacobson
                                            ---------------------
                                            Edwin Jacobson
                                            President


                                       MILWAUKEE LAND COMPANY


                                       By:  /s/ Edwin Jacobson
                                            ----------------------
                                            Edwin Jacobson
                                            President

                                       6
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                                   SCHEDULE I
                                   ----------


Reimbursements to Heartland by MLC for office space and office equipment shall include, but are not limited to:

               Facilities                      Estimated Annual Expense
               -------                         ------------------------

          Approximately 1,000 square feet of            $15,743
          office space at 547 W. Jackson
          Boulevard, Chicago, IL 60661

          Approximately 10% of the office               $16,266
          equipment located at 547 W. Jackson
          Boulevard, Chicago, IL 60661

          Any other office space or office
          equipment as the need arises for
          its use.

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                                  SCHEDULE II
                                  -----------


Reimbursements to Heartland by MLC for miscellaneous services and expenses shall include, but are not limited to:

               Services and Expenses               Estimated Annual Cost
               ---------------------               ---------------------
          General office expense, stationery,              $94,795
          office supplies, telephone, postage,
          messenger, miscellaneous, dues,
          memberships, subscriptions and other
          services and expenses as needed.

Reimbursements to Heartland by MLC for administrative personnel shall include, but are not limited to the following employees:

                    Employee                       Estimated Annual Salary
                    --------                       -----------------------
          R. Michael Benton                                   -
          Daryl L. Flournoy                                   -
          Charles J. Harrison                                 -
          Peter B. Behrberg                                   -
          Debra L. Olsson                                     -
          Edward D. Patterson                                 -
          Thomas F. Redler                                    -
          Mary A. Sobczak                                     -
          Faye I. Stephenson                                  -
          Other personnel as needed.                          -
                                                           -------

                                                           $79,339